EXHIBIT 23


         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to incorporation by reference in this Form 10-K of our report dated May 13, 2002 included in Registration Statement Nos. 33-62796, 333-30383, 333-57951, 333-76005,
333-79611, 333-95641, 333-31728, 333-35056 and 333-36280.



/S/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 20, 2002